Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 86 to the registration statement on Form N-1A ("Registration Statement") of our report dated July 29, 2004 to the financial statements and financial highlights which appear in the May 31, 2004 Annual Report to Shareholders of Scudder Technology Innovation Fund (a series of Scudder Securities Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm and Reports to Shareholders", "Financial Highlights" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 28, 2004

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 86 to the registration statement on Form N-1A ("Registration Statement") of our report dated July 23, 2004 to the financial statements and financial highlights which appear in the May 31, 2004 Annual Report to Shareholders of Scudder Health Care Fund (a series of Scudder Securities Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm and Reports to Shareholders", "Financial Highlights" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 28, 2004